SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CACI International Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 15, 2002

Dear Fellow Stockholder:

I cordially invite you to attend your Company’s 2002 Annual Meeting of Stockholders on November 21, 2002, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042.

Matters to be considered and acted on at the meeting include the election of directors; the ratification of the appointment of independent auditors; the approval of an amendment to, and a restatement of, the Company’s Certificate of Incorporation; the approval of employee, director, and management stock purchase plans; and the approval of an amendment to the Company’s 1996 Stock Incentive Plan. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J. P. LONDON Chairman of the Board, President and Chief Executive Officer

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 21, 2002

____________________________

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of CACI International Inc (the “Company”) will be held on Thursday, November 21, 2002, at 9:30 a.m., Eastern Standard Time, at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042 for the following purposes:

1.	To elect the Company’s Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP, as the Company’s auditors for the current fiscal year.

3.	To approve an amendment to, and a restatement of, the Company’s Certificate of Incorporation.

4.	To approve a 2002 Employee Stock Purchase Plan.

5.	To approve a 2002 Director Stock Purchase Plan.

6.	To approve a 2002 Management Stock Purchase Plan.

7.	To approve an amendment to the Company’s 1996 Stock Incentive Plan.

8.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 24, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 14151 Park Meadow Drive, Chantilly, Virginia 20151from November 6, 2002 through November 21, 2002, for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

JEFFREY P. ELEFANTE Secretary

Arlington, Virginia
Dated: October 15, 2002

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

______________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

__________________________________

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on November 21, 2002. This Proxy Statement is being mailed on or about October 15, 2002. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors’ nominees for election to the Company’s Board of Directors;
FOR the ratification of the appointment of Ernst & Young LLP as independent auditors;
FOR the approval of an amendment to, and restatement of, the Company’s Certificate of Incorporation;
FOR the approval of a 2002 Employee Stock Purchase Plan;
FOR the approval of a 2002 Director Stock Purchase Plan;
FOR the approval of a 2002 Management Stock Purchase Plan; and
FOR the approval of an amendment to the Company’s 1996 Stock Incentive Plan

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on September 24, 2002, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 24, 2002, the Company had ______shares of Class A Common Stock (“Common Stock”) outstanding.

ELECTION OF DIRECTORS

Eleven Directors are to be elected to hold office until the next Annual Meeting or until their respective successors are elected. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nominees listed below. Consistent with the Company’s Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. Eight of the nominees are currently members of the Board of Directors (the “Board”). The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliation of each. Ten of the eleven nominees are outside Directors.

Outside Directors

Michael J. Bayer, 55. Director Nominee.
Mr. Bayer will bring to the Company’s Board a wealth of knowledge and insight into the Department of Defense and the military departments from his years of service, at the highest level, to numerous Administrations. Since 1992, Mr. Bayer has been a consultant engaged in enterprise strategic planning and mergers and acquisitions, and Mr. Bayer is currently a consultant to the Company’s Technology Advisory Panel. Mr. Bayer served as a member of the Board of EG&G Inc., an architectural and engineering company, until its sale to URS Corporation in August, 2002. Mr. Bayer is currently a member of the Naval War College Board of Visitors, the Sandia National Laboratory’s National Security Advisory Panel, the U.S. Naval War College Board of Advisors, and DoD’s Science Board. Mr. Bayer is currently Vice Chairman of DoD’s Business Board and Chairman of the Secretary of the Air Force Advisory Group. Mr. Bayer previously served as Counselor to President Bush’s Commission on Aviation Security and Terrorism. From 1986 to 1989, Mr. Bayer was a member of the Board of Visitors of the United States Military Academy. From 1990 to 1992, Mr. Bayer served as a member of the Army Science Board, and as its Chairman from 1998 to 2002. Mr. Bayer has also served on a number of non-partisan task forces to improve the management and efficiency of the DoD.

Peter A. Derow, 62. Director of the Company since August 29, 2000.
Mr. Derow brings to the Company’s Board his experience as a senior level executive of several leading media companies and his experience in serving on the boards of many companies. From 1988 to 1997, Mr. Derow was President and Chief Executive Officer of Institutional Investor, Inc., a publisher of information serving the financial services industry. Mr. Derow is also director and Non-Executive Vice Chairman of Dice, Inc., a career site serving the information technology industry; 101 Communications, LLC, a publisher serving the information technology industry; Globalspec Inc., a site serving engineers; and MediaMap, Inc., a site serving journalists and the public relations industry.

Richard L. Leatherwood, 63. Director of the Company since 1996.
Mr. Leatherwood brings to the Company’s Board senior level executive experience with publicly held corporations. Mr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Mr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Mr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to1985, Mr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Mr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Mr. Leatherwood is currently a director of Dominion Resources, Inc., an integrated gas and electric company. Mr. Leatherwood was formerly a director of Dominion Energy, Inc., MNC Financial, Inc., CSX Corporation, and Virginia Electric and Power Company, Inc.

Arthur L. Money, 62. Director Nominee.
Mr. Money will bring to the Company’s Board vast experience as a senior official at the Department of

Defense, and as a senior level technology executive in the private sector with a background in defense electronics and the intelligence industry. From 1999 to 2001, Mr. Money served as Assistant Secretary of Defense (“ASD”) for Command, Control, Communications and Intelligence. From 1998 to 2001, Mr. Money was DoD Chief Information Officer and from 1998 to 1999 he was the Senior Civilian Official, Office of the ASD. From 1996 to 1998 Mr. Money was Assistant Secretary of the Air Force for Research Development and Acquisition and Chief Information Officer for the Air Force. In 1995, Mr. Money was Vice President and Deputy General Manager, TRW Avionics and Surveillance Group. From 1972 to 1994, Mr. Money held positions with ESL Inc. (a subsidiary of TRW): 1990 to 1994, President; 1988 to 1989, Vice President, Advanced Programs and Development; 1986 to 1988, Vice President, Studies and Analysis Division; 1972 to 1980, Engineer, Manager and Director of various units. From 1962 to 1972, Mr. Money was an Engineer at Lockheed Missiles and Space Company.

Dr. Warren R. Phillips, 61. Director of the Company since 1974.
In addition to his experience as a senior level technology executive, Dr. Phillips brings to the Company’s Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Company’s Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. In 2001, Dr. Phillips joined the Board of the World Environmental Health Foundation as Vice Chairman. From 1999 through 2001, Dr. Phillips was Chairman of the Board of USA Welcome.com, a web-based information source for international visitors to the United States. Since 1996, Dr. Phillips has engaged in a consulting practice as Chief Executive Officer of International Initiatives, Inc. Dr. Phillips has served as the financial manager for AMBO, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the west. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Philips helped train and provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Since 1974, Dr. Phillips has been Professor of Government and Politics at the University of Maryland. During that time he has served in a number of administrative positions including Vice President for Academics at UMBC, and Administrative Assistant Vice President for Administration for the University System where he managed system wide information technology, budgeting, and internal audit. Dr. Phillips developed a budget reporting system for all state agencies to report proposed budgets and track expenditures for the state legislatures.

Charles P. Revoile, 68. Director of the Company since 1993.
As an attorney and former senior level executive, Mr. Revoile brings to the Company’s Board his vast experience in the governance of publicly held corporations and in contracting with the Federal Government. In addition, the Company’s Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

William B. Snyder, 73. Director of the Company since 1996.
Mr. Snyder brings to the Company’s Board his experience as a senior level executive of a Fortune 500 insurance company, his understanding of investor organizations, and his knowledge of financial institutions. Since 1993, Mr. Snyder has been General Partner of Merastar Partners Limited Partnership. From 1985 to 1993, Mr. Snyder was Chairman and Chief Executive Officer of GEICO Corporation. Mr. Snyder is a director of Doctors’ Preferred, Inc. (formerly Phillips Publishers, Inc).

Richard P. Sullivan, 69. Director of the Company since 1996.
Mr. Sullivan brings to the Company’s Board his experience as a former senior level executive of a Fortune 500 company, his expertise in mergers and acquisitions, and his background in investment banking. The Company’s Board also benefits from Mr. Sullivan’s insights as a seasoned executive with company directorships in diverse industries. Since 1997, Mr. Sullivan has been President and Chief Executive Officer of Cargill Development Corporation, a machine designer. From 1992 to 1997, Mr. Sullivan was Chairman and Chief Executive Officer of The J.L. Wickham Co., Inc., a machine builder. Mr. Sullivan was formerly a director of Equitable Bancorporation, a bank holding company; Monumental Corporation, an insurance company; Noxell Corporation, a cosmetic manufacturer; PRC, Inc., an information technology company; PharmaKinetics Labs, Inc., a drug testing company; and the National Association of Manufacturers Trade Association.

John M. Toups, 76. Director of the Company since 1993.
Mr. Toups brings to the Company’s Board his experience as a senior level executive of a major information technology contractor, banking knowledge, and company directorships in diverse industries, including a Fortune 500 corporation. Mr. Toups is a director of Halifax Corporation, a technical services company; NVR, Inc., a home builder; and GTSI Corp., a provider of integrated information technology solutions. Mr. Toups is also a trustee of INOVA Health System, a not-for-profit hospital system, and a director of the Professional Services Council, an association of providers of services to governments. From 1977 to 1987, Mr. Toups was Chief Executive Officer of PRC, Inc., an information technology service company. Mr. Toups was formerly a director of PRC, Inc.; Emhart Corporation, an industrial products company; Washington Bancorp, a bank holding company; Washington Gas Light Company, a public utility serving natural gas; Guest Services, a food services company; and Thermatrix, an environmental technology company.

Larry D. Welch, 68. Director Nominee.
As a former Chief of Staff of the Air Force and Commander in Chief of the Strategic Air Command, General Larry D. Welch, USAF (Retired) will bring to the Company’s Board valuable insights into the DoD, space, and intelligence. Since 1991, General Welch has been President and Chief Executive Officer of The Institute for Defense Analyses, a federally chartered research center providing operations and technical analysis, and management and information systems analysis for the Department of Defense and other U.S. Government agencies. Prior to retiring from the United States Air Force in 1990, General Welch served as follows: 1986 to 1990, 12th Chief of Staff; 1985 to 1986, Commander in Chief, Strategic Air Command; 1984 to 1985, Vice Chief of Staff; 1982 to 1984, Deputy Chief of Staff, Programs and Resources; and 1981 to 1982, Commander, Air Force Central Command.

Management Director

Dr. J. P. London, 65. Chairman of the Board, President and Chief Executive Officer.
Under Dr. London’s leadership, the Company has grown to become an information technology provider in markets throughout North America and Western Europe. Dr. London was elected our President and Chief Executive Officer in 1984 and has been a Director since 1981. From 1982 to 1984, Dr. London was President of the Company’s largest operating division. From 1979 to 1982, Dr. London was one of the Company’s Executive Vice Presidents. From 1977 to 1979, Dr. London served as a Senior Vice President; from 1975 to 1977, he was a Vice President. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and was formerly a member of the Senior Advisory Board of the Northern Virginia Technology Council, the Board of Advisors of the George Washington University School of Business and Public Management, and the Board of Advisors of Marymount University. Dr. London holds a B.S. in Engineering from the United States Naval Academy, an M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London now holds the rank of Captain, U.S. Navy Reserve (Retired).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board held twelve meetings during fiscal year 2002, which ended June 30, 2002. Each Director, while acting as Director, attended at least seventy-five percent (75%) of the total number of meetings held by the Board and committees of the Board on which he served.

The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Board Configuration Committee, a Pricing Committee, and a Technical Advisory Panel during fiscal year 2002.

During fiscal year 2002, the Compensation Committee consisted of Directors Leatherwood, Revoile, Salvatori, Snyder1, Sullivan, and Toups. Director Revoile served as the Committee Chairman. The Compensation Committee administers the Company’s 1996 Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, is responsible for determining and making recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company, and maintains oversight of the Company’s Affirmative Action Plans. The Compensation Committee met eight times during fiscal year 2002. Director Revoile recuses himself from the voting on all specific officer compensation matters, including action on all IRS approved compensation plans. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During fiscal year 2002, the Executive Committee was composed of Directors London, Phillips, Revoile, Snyder, Sullivan2, and Toups. Director London served as the Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee did not meet during fiscal year 2002.

During fiscal year 2002, the Audit Committee consisted of Directors Derow, Leatherwood, Phillips, Ricart, and Snyder. Director Phillips served as the Committee Chairman. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met five times during fiscal year 2002. The Charter of the Audit Committee is attached to this Proxy Statement as Appendix F and is incorporated herein by reference. A report of the Audit Committee appears below in this Proxy Statement.

During fiscal year 2002, the Investor Relations Committee consisted of Directors Derow, Revoile, Snyder, and Sullivan. Director Snyder served as the Committee Chairman. The Investor Relations Committee is responsible for monitoring the strategic direction and overall status of the Company’s investor relations program and associated activities. The Investor Relations Committee met three times during fiscal year 2002.

During fiscal year 2002, the Pricing Committee consisted of Directors Derow, London, Snyder, and Sullivan. Director London served as the Pricing Committee Chairman. The Pricing Committee was responsible for fixing the price at which the Common Stock was sold to the public pursuant to the Registration Statement filed by the Company on February 7, 2002 (Registration No. 333-82346), as amended, and the price at which shares of the Common Stock were sold to the underwriters of such public offering pursuant to the related underwriting agreement. The Pricing Committee met once during fiscal year 2002.

During fiscal year 2002, the Board Configuration Committee consisted of Directors Phillips, Revoile, and Snyder. Dr. Phillips served as the Board Configuration Committee Chairman. The Board Configuration Committee is responsible for identifying and selecting individuals to be nominated for election to the Board, and for recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-Laws). The Board Configuration Committee met twice during fiscal year 2002.

____________________________

[1]	William Snyder served on the Compensation Committee until the Organizational Meeting of the Board of Directors on November 29, 2001, when he left the Committee.
[2]	Richard Sullivan served on the Executive Committee until the Organizational Meeting of the Board of Directors on November 29, 2001, when he left the Committee.

During fiscal year 2002, the Company’s Technology Advisory Panel (“Panel”) consisted of Directors London, Phillips, Ricart, and Salvatori. Dr. London served as the Chairman of the Panel. In addition, Director nominee Bayer served as a consultant to the Panel. The Panel supported the Company’s strategic planning initiatives by assessing marketplace occurrences and technology developments including those related to networking, homeland security, and intelligence. The Panel met four times during fiscal year 2002.

DIRECTOR COMPENSATION

Compensation of Directors

During fiscal year 2002, each Director not employed by the Company or any of its subsidiaries was compensated according to the following arrangements for his participation in meetings of the full Board and the Committee(s) of which he was a member:

•	Full Board - $23,000 annual retainer for up to six meetings per year. Any additional in-person meetings of any length, $1,000. Additional phone meetings of any length, $500 per meeting. Beginning in fiscal year 2001 at each election to the Board, each Director received an automatic grant of 2,000 stock options made at the closing price of the Common Stock on the date of grant for a fixed term of five years (which grants were adjusted to reflect the impact of the December, 2001 one hundred percent stock dividend). Each Director was granted an additional 4,000 stock options in fiscal year 2002 at the closing price of the Common Stock on the date of the grant. Directors may also elect to receive Common Stock in lieu of fees, with such election to be made prior to the commencement of the effective calendar year, at a price equal to the average price of the Common Stock during the ten days immediately preceding any payment subject to such election.

•	Audit Committee – $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $3,000.

•	Compensation Committee – $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $4,000.

•	Executive Committee – $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. Dr. London served as the Chairman of this Committee and did not receive any compensation for his services.

•	Investor Relations Committee[1] – $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $2,000.

•	Technical Advisory Panel – $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. Dr. London served as the Chairman of this Panel and did not receive any compensation for his services.

____________________________

[1]	This Committee began meeting in the third quarter of the fiscal year. Compensation was based on only three meetings for this year.

Directors London, Derow, Snyder, and Sullivan were members of the Pricing Committee. Compensation for participation in the Committee was $1,250 per in-person meeting, and $500 per phone-in meeting. The Committee met once this year. Dr. London served as Chairman of this Committee and did not receive any compensation for his services.

Directors Phillips, Snyder, and Revoile participated in two Board Configuration Committee meetings. Compensation for these meetings was $1,500 per meeting. The Chairman of this Committee received an additional one-time fee of $1,500.

Dr. London received no separate compensation for his services as Director. Directors other than Dr. London were reimbursed for expenses associated with attending meetings of the Board and its Committees.

During fiscal year 2003, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as the arrangements described above. In addition, non-employee Directors will receive a one-time grant of 5,000 shares of Common Stock upon their initial election to the Board and, upon re-election, an annual grant of 3,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

As of August 31, 2002, there was no person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

The following table provides information as of August 31, 2002, with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

Amount of
Beneficial
Name of Beneficial Owner	Ownership	Percent of
and Position	of Common Stock[1]	Common Stock[2]

Dr. J .P. London	580,000[3]
Chairman, President,
CEO and Nominee

L. Kenneth Johnson	230,959[4]
President, U.S. Operations,
CACI, INC.-FEDERAL

Stephen L. Waechter	142,000[5]
Executive Vice President, Chief
Financial Officer, Treasurer, and
Director of Business Services

Gregory R. Bradford	100,000[6]
Chief Executive, CACI Limited,
and President, Information Solutions

Jeffrey P. Elefante	34,600[7]
Executive Vice President, General
Counsel, Secretary, and Director
of Contract and Administrative Services

Peter A. Derow	18,000[8]
Director and Nominee

Richard L. Leatherwood	25,000[9]
Director and Nominee

Dr. Warren R. Phillips	4,662[10]
Director and Nominee

Charles P. Revoile	40,174[8]
Director and Nominee

Glenn Ricart	10,000[8]
Director

Vincent L. Salvatori	9,000[8]
Director

William B. Snyder	18,000[8]
Director and Nominee

Richard P. Sullivan	10,000[8]
Director and Nominee

John M. Toups	14,000[8]
Director and Nominee

All Executive Officers and	1,486,395
Directors as a Group
(14 in number)

____________________________

[1]	All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock. This number represents twice the number of shares shown as issued in the 2001 Proxy Statement, which was prepared and distributed before a one-hundred present stock dividend (effecting a two-for-one split) of the Common Stock took effect on December 6, 2001.
[2]	Based on ______shares of Common Stock outstanding as of the September 24, 2002, record date.
[3]	Includes 190,000 shares currently exercisable, and 110,000 shares which are exercisable within the next six months.
[4]	Includes 10,000 shares currently exercisable, and 210,800 shares which are exercisable within the next six months.
[5]	Includes 55,000 shares currently exercisable, and 80,000 shares which are exercisable within the next six months.
[6]	Includes 20,000 shares currently exercisable, and 50,000 shares which are exercisable within the next six months.
[7]	Includes 20,000 shares currently exercisable, and 6,000 shares which are exercisable within the next six months.
[8]	Includes 7,000 shares currently exercisable, and 1,000 shares which are exercisable within the next six months.
[9]	Includes 4,000 shares owned by Mr. Leatherwood’s wife, 7,000 shares currently exercisable, and 1,000 shares which are exercisable within the next six months.
[10]	Includes 3,000 shares currently exercisable, and 1,000 shares which are exercisable within the next six months.

Section 16(a) Reporting

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

EXECUTIVE OFFICERS

     As of June 30, 2002 the Executive Officers of the Company were Dr. J. P. London, Chairman of the Board, President and Chief Executive Officer, and the following four persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations, Past Five Years

L. Kenneth Johnson, 55	President, U.S. Operations, CACI, INC.-FEDERAL	President, CACI, Inc. 1999-2001, until its merger into CACI, INC.-FEDERAL. Consultant, Federal Sources, Inc., 1998-1999. President and Chief Executive Officer, Tracor Enterprise Solutions, 1996-1997. Senior Vice President, Cordant, Inc., 1995-1996.

Stephen L. Waechter, 52	Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services	Executive Vice President (“EVP”), Chief Financial Officer (“CFO”), Treasurer and Director of Business Services for the Company since 1999. EVP, CFO, Treasurer, GTSI Corp, 1997-1999. Senior Vice President, CFO, Treasurer, The Vincam Group, Inc., 1996-1997. Senior Vice President, CFO, Treasurer, Applied Bioscience Int’l Inc., 1993-1996. Vice President Finance, General Electric Information Services, 1974-1993. Mr. Waechter is a director of Strategic Diagnostics, Inc., a provider of test products for the food safety and water quality markets.

Gregory R. Bradford, 53	Chief Executive, CACI Limited, and President, Information Solutions	Chief Executive, CACI Limited since 2000, Managing Director, 1985-2000; President of Information Solutions (formerly the Company’s Marketing Systems Group) since 1994; Executive Vice President, 1987-1993; Senior Vice President, 1986-1987; Vice President, 1983-1986; European Legal Counsel, 1983-1985; Director of Contracts, 1979-1983.

Jeffrey P. Elefante, 56	Executive Vice President, General Counsel, Secretary, and Director of Contract and Administrative Services	Executive Vice President of the Company since 1996; General Counsel, Secretary, and Director of Contract Services of the Company since 1992; Director of Administrative Services of the Company since 1998; Senior Vice President, 1992-1996.

EXECUTIVE OFFICER COMPENSATION

Compensation of Executive Officers

The following table summarizes the compensation of the named Executive Officers for the fiscal year ended June 30, 2002, compared with the two previous fiscal years. Annual compensation includes amounts awarded to, earned by or paid to Dr. J. P. London, the Company’s Chairman of the Board, President and Chief Executive Officer, and the four other named Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary of Executive Officer Compensation

						Long Term Compensation

Annual Compensation						Awards		Payouts

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
					Other				All
					Annual	Restricted			Other
					Compen-	Stock		LTIP	Compen-
Name and Principal	Fiscal	Salary		Bonus	sation	Award	Options	Payouts	sation
Position	Year	$		$	$	$	#	$[1]	$[2]

J. P. London	2002	400,000		1,252,242	—	—	120,000	N/A	163,018
Chairman of the	2001	368,000		726,225	—	—	—	N/A	146,898
Board, President	2000	350,000		752,989	—	—	35,000	N/A	131,253
and CEO

L. K. Johnson	2002	307,000		843,911	—	—	100,800	N/A	79,805
President, US	2001	290,000		490,704	—	—	—	N/A	51,669
Operations,	2000	231,079		365,932	—	—	335,000	N/A	45,571
CACI, INC.- FEDERAL

S. L. Waechter	2002	256,000		520,537	—	—	65,000	N/A	51,669
EVP, CFO	2001	240,000		379,873	—	—	—	N/A	35,126
and Treasurer	2000	225,000		523,299	—	—	25,000	N/A	39,655

G. R. Bradford	2002	200,732	(3)	275,826	55,580 (4)	—	110,000	N/A	72,311
Chief Executive	2001	190,880	(3)	413,869	51,500 (4)	—	35,000	N/A	67,291
CACI Limited,	2000	183,957	(3)	253,987	50,986 (4)	—	38,000	N/A	58,462
and President, Information Solutions

J. P. Elefante	2002	199,000		198,668	—	—	12,000	N/A	43,143
EVP, General	2001	189,000		169,120	—	—	—	N/A	40,797
Counsel, Secretary	2000	180,000		134,950	—	—	10,000	N/A	38,338
and Director of Contract and Admin. Services

____________________________

[1]	“LTIP” stands for Long-Term Incentive Plan. The Company does not provide a LTIP.
[2]	All other compensation includes vacation earned for the fiscal year, amounts contributed under the Company’s qualified and non-qualified pension plans, and, in the case of Messrs. London, Johnson, and Bradford, amounts paid by the Company for leased or owned automobiles.
[3]	Mr. Bradford’s compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion of pounds sterling to U.S. dollars causes Mr. Bradford’s reported salary to fluctuate from year to year.
[4]	Reimbursement was paid to Mr. Bradford (a U.S. Citizen) for tuition costs for Mr. Bradford’s children while residing in the United Kingdom.

Stock Options

The table below contains information relating to stock options granted to the Executive Officers named above.

Option Grants During Fiscal Year 2002

							Potential Realizable Value at
							Assumed Annual Rates of
							Stock Price Appreciation for
Individual Grants							Option Term (column [e])

(a)	(b)		(c)	(d)	(e)		(f)	(g)

			% of Total
			Options
			Granted to	Exercise
	Options Granted		Employees in	Price	Expiration
Name	(#)[1]		Fiscal Year	($/Sh)[2]	Date		5% ($)3	10% ($)[3]

J. P. London	120,000		13.0%	21.40	6/30/11		1,615,001	4,092,730
L. K. Johnson	100,800	[4]	10.9%	21.40 [4]	6/30/11	[4]	1,508,340	3,822,432
S. L. Waechter	65,000	[5]	7.0%	21.40 [5]	6/30/11	[5]	907,085	2,298,734
G. R. Bradford	110,000	[6]	11.9%	21.40 [6]	6/30/11	[6]	1,617,390	4,098,786
J. P. Elefante	12,000		1.3%	21.40	6/30/11		161,500	409,273

____________________________

1	Option grants are permitted under the Company’s 1996 Stock Incentive Plan (the “1996 Plan”) described in the section of this Proxy Statement entitled “1996 Stock Incentive Plan”. Specific grants are determined by the Compensation Committee of the Board, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. The shares granted typically are exercisable over a three- to five-year period. The grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.
2	The exercise price of options granted under the 1996 Plan is equal to the closing price of the Common Stock on the date of grant as adjusted for the one hundred percent (100%) stock dividend announced by the Company on December 6, 2001.
3	The potential realizable value of the options assumes option exercise ten years from the date of grant and is calculated based upon the assumption that the market price of the underlying shares will increase over the ten-year period at the assumed annual rates, compounded annually. The assumed annual rates in this column are suggested by the SEC. The actual pre-tax value, if any, that an executive may realize will depend on the excess of the Common Stock price over the grant price (listed in this table as the “exercise price”) on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.
4	In 2002, Mr. Johnson participated in the Company Stock Option Restoration (Reload) Program resulting in the award of 20,800 stock options included above, which were priced at $33.00 per share and expire in November 2011.
5	In 2002, Mr. Waechter participated in the Company Stock Option Restoration (Reload) Program resulting in the award of 5,000 stock options included above, which were priced at $31.67 per share and expire in October 2011.
6	In 2002, Mr. Bradford participated in the Company Stock Option Restoration (Reload) Program resulting in the award of 30,000 stock options included above, which were priced at $28.66 per share and expire in November 2011.

Aggregated Option Exercises in Fiscal Year 2002, and Fiscal Year-End Option Values

(a)	(b)	(c)	(d)		(e)
			Number of		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
			June 29, 2002(#)		June 29, 2002($)
	Shares Acquired	Value Realized
Name	On Exercise (#)	($)[1]	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)[2]

J. P. London	0	0	170,000	220,000	5,136,550	4,948,550
L. K. Johnson	210,000	3,901,746	0	440,000	0	11,209,600
S. L. Waechter	40,000	815,531	40,000	155,000	1,201,320	3,669,250
G. R. Bradford	156,000	2,675,143	0	210,000	0	5,096,650
J. P. Elefante	30,000	594,913	0	52,000	0	1,346,930

____________________________

[1]	Market value of underlying securities at exercise, minus the exercise price.
[2]	The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company’s stock at fiscal year-end (which was $38.19 per share, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 28, 2002).

Employment Agreements

The Company has entered into agreements with certain Executive Officers for the purpose of providing those officers with a degree of security that will enhance the chances that they will remain with the Company, even when there is a planned or threatened change of control of the Company. Generally, the term of each agreement is one year with automatic one-year extensions each year thereafter. Each Executive Officer who is a party to one of these agreements may be terminated by the Company without payment of any kind in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, the agreements provide that the Company will pay a severance payment equal to a number of months of the executive’s base salary. In the event of a termination, or resignation for “good reason”, within one year of the effective date of a change of control, as defined in the agreements, the agreements provide that the Company will pay a termination payment equal to a number of months of the executive’s base salary. The agreements restrict each executive’s rights to compete with the Company or to offer employment to Company employees following termination. Additional information about each of the agreements is provided below.

On August 17, 1995, the Company entered into an Employment Agreement with Dr. J. P. London, the Chairman of the Board, President and Chief Executive Officer of the Company. The agreement provides for a salary of not less than $200,000 per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase, and stock option plan as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London’s duties. Under the agreement, Dr. London’s severance payment is equal to 18 months of his current base salary. In the event Dr. London is terminated within one year following a change of control of the Company, Dr. London will receive a termination payment equal to 36 months of his current base salary.

On September 1, 1999, the Company entered into a Severance Compensation Agreement with L. Kenneth Johnson, the President of CACI, INC.-FEDERAL, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Johnson’s current base salary. In the event Mr. Johnson is terminated within one year following a change of control of the Company, Mr. Johnson will receive a termination payment equal to 24 months of his current base salary.

On November 16, 2001, the Company entered into a Severance Compensation Agreement with Stephen L. Waechter, the Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services of the Company, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Waechter’s current base salary. In the event Mr. Waechter is terminated within one year following a change of control of the Company, Mr. Waechter will receive a termination payment equal to 24 months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Gregory R. Bradford, the Chief Executive of CACI Limited, and President of Information Solutions, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Bradford’s current base salary. In the event Mr. Bradford is terminated within one year following a change of control of the Company, Mr. Bradford will receive a termination payment equal to 24 months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Jeffrey P. Elefante, the Executive Vice President, General Counsel, Secretary and Director of Contract and Administrative Services of the Company, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Elefante’s current base salary. In the event Mr. Elefante is terminated within one year following a change of control of the Company, Mr. Elefante will receive a termination payment equal to 24 months of his current base salary.

COMPANY STOCK PERFORMANCE CHART

The following chart shows how $100.00 invested as of June 30, 1997, in shares of Common Stock would have grown during the five-year period ended June 30, 2002, as a result of changes in the Company’s stock price, compared with $100.00 invested in the Russell 2000 Stock Index, and in the Company-selected peer group of companies (“Company Peer Group”).

The Russell 2000 Stock Index was chosen because it represents companies of a comparable market capitalization (average market capitalization of approximately $4.1 billion as of June 30, 2002) and consists of thirty-three point three percent (33.3%) of companies listed on the NASDAQ Exchange.

The Company Peer Group consists of the following companies: American Management Systems, Inc., Comarco, Inc., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., Network Equipment Technologies, Inc., Sourcecorp, Inc., Titan Corporation, and TRW, Inc.

The historical information set forth below is not necessarily indicative of future performance.

On August 16, 2002, the Common Stock began trading on the New York Stock Exchange (“NYSE”) under the symbol “CAI”. The Company moved to the NYSE after 34 years on the NASDAQ Exchange.

Comparison of Five Year Cumulative Total Return

		June 30
	Base	Index Returns

Company/Index Name	1997	1998	1999	2000	2001	2002

CACI International Inc	$100.00	$138.11	$147.54	$127.87	$308.20	$500.85
Russell 2001 Index	100.00	116.51	118.26	135.19	135.97	124.28
Company Peer Group	100.00	118.67	132.79	114.65	118.55	93.67

1996 STOCK INCENTIVE PLAN

The 1996 Stock Incentive Plan (the “1996 Plan”) was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting.

The Company’s 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for Corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company, particularly where they may be required to forfeit in-the-money options to move to CACI.

The 1996 Plan is administered by the Board’s Compensation Committee. At least annually, the Compensation Committee meets to designate eligible employees, if any, to receive grants under the 1996 Plan and the type, amount, dates, and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (the “Code”) pertaining to Incentive Stock Options.

Participation in the 1996 Plan may be in the form of an award of (1) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (2) options not qualifying under Section 422A (i.e., non-qualified options), (3) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (4) unrestricted shares of stock at prices set by the Committee, and (5) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee. Only non-qualified stock option grants, priced at market on the day of grant, have been awarded under the 1996 Plan. Awards made to senior executives in fiscal year 2002 were in the form of non-qualified options providing for accelerated vesting (on September 1, 2002, July 1, 2003 and 2004) upon attainment of pre-established performance metrics of revenue growth and net-after-tax profit (all of which metrics were achieved in fiscal year 2002).

Awards may be granted under the 1996 Plan to officers, employees, and Directors of the Company or any of its subsidiaries. The total number of shares of Common Stock that have been authorized for issuance pursuant to the 1996 Plan is 4,100,0001. No employee may be granted awards under the 1996 Plan with respect to more than 300,000 shares in any calendar year. The 1996 Plan does not allow an award of Stock Appreciation Rights, or the repricing of previously granted awards.

OTHER COMPENSATION PLANS

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. Under the CACI $MART PLAN (a deferred compensation plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code) (the “$MART PLAN”), participants select from a variety of investment options, including a Common Stock investment option. The $MART PLAN authorizes employees to contribute up to fifteen percent (15%) (subject to certain annual limitations) of their total compensation. The Company provides matching contributions of fifty percent (50%) of the amount of the employee’s contribution up to six percent (6%) of the employee’s total cash compensation. Company contributions vest over a five-year period. In addition, the Company may make discretionary profit sharing contributions to the $MART PLAN. However, no such discretionary contributions were made in 2002. The Common Stock investment option in the $MART PLAN provides an additional way to link officer and employee interests more directly to that of stockholders. The Company also provides a non-qualified deferred compensation Executive Retirement Plan, which allows officers at the vice president level and above to defer up to fifty percent (50%) of their cash compensation into a tax deferred trust. For senior vice president level and above employees who participate in such plan, the Company contributes an amount equal to five percent (5%) of compensation that exceeds the current annual compensation limit as set forth in Section 401(a)(17) of the Internal Revenue Code — $200,000 for the year 2002 — in order to compensate for the effective cap on Company contributions to the $MART PLAN applicable to highly compensated individuals as a result of discrimination testing of the $MART PLAN.

OTHER STOCK PLANS

The Company has adopted a variety of stock plans, in which selected Company officers who substantially influence the profitability of the Company are permitted to participate in order to provide additional compensation to those employees, to assist in their retention, and to encourage stock ownership among them. The stock plans are: (1) the CACI Stock Option Restoration (Reload) Program to allow designated Executive Officers to tender currently-owned shares of Common Stock to cover the cost of exercising a vested stock option and obtain a new grant of options to replace those shares used to pay the cost of the exercise of such options (reload shares are limited to twenty percent (20%) of the shares granted to an executive participant); (2) the CACI Executive Stock Bonus Plan to allow eligible Executive Officers to take Common Stock in lieu of cash bonuses annually; and (3) the CACI Officer Stock Deposit Program to allow eligible Executive Officers to deposit annually a one-time minimum of 2,500 shares (up to a maximum cumulative deposit of 25,000 shares) of Common Stock in a trust account established by the Company to qualify for a Company award of twenty percent (20%) of their deposit amount in non-qualified stock options.

____________________________

[1]	This represents twice the number of shares that were issuable under the 1996 Plan before the one hundred percent (100%) stock dividend of Common Stock on December 6, 2001.

In 1999, the Company adopted stock-holding guidelines for senior executives involved in corporate strategy formulation and those in a position to influence overall corporate performance and value. Under the original CACI Executive Stock Ownership Guidelines Plan, the executive participants were expected to achieve levels of ownership within: three (3) years of (i) Plan establishment, (ii) hire into the Company, or (iii) promotion to a qualifying executive position. Fifty percent (50%) of an executive participant’s stock holdings under the guidelines must have been achieved through personal stock ownership (i.e., shares owned outright by the executive, shares held in trust in the Company’s 401(k) Plan, or shares acquired and owned by the executive through the CACI Executive Stock Bonus Plan or CACI Officer Stock Deposit Program), with the balance achieved through vested (unexercised) “in the money” stock options. If stock-holding guidelines were not achieved, the executive participant would be ineligible to receive stock option awards under the 1996 Stock Incentive Plan for a period of one year following the date that the participating executive met the established stock ownership criteria. The original stock holding guidelines were based on a multiple of an executive’s base salary, as shown below. As of August 31, 2002, all executive participants required to hold Common Stock met the requirements of the original Plan.

ORIGINAL PLAN

Executive's Position with the Company	Multiple of Salary

Chairman of the Board and Chief Executive Officer	5 x
President and Chief Operating Officer	3 x
Subsidiary President/Managing Director; Chief Financial Officer; General Counsel; or Business Group Manager of a $40M+ line-of-business	2 x

Effective July 1, 2002, the CACI Executive Stock Ownership Guidelines Plan was amended to: (1) increase, to the levels shown below, stock ownership requirements; (2) require that an escalating percentage of the required stock ownership, eventually up to a level of one hundred percent (100%), be in the form of shares of stock rather than vested options; (3) cause earned bonus payments to be diverted to Common Stock purchases on behalf of participants who fail to achieve stated holdings, until the minimum ownership requirements are met; (4) restrict the sale of stock options if such sale would take the participant below the minimum ownership requirement; and (5) increase the number of senior executives subject to the terms of the Plan.

AMENDED PLAN

	Multiple of Salary	Multiple of Salary
Executive's Position with the Company	within 4 years[1]	within 6 Years[2]

Chairman of the Board, President and Chief Executive Officer	6 x	7 x
Subsidiary President and/or Chief Operating Officer	5 x	6 x
Managing Director; Chief Financial Officer	4 x	5 x

____________________________

[1]	Each executive participant’s ownership of Common Stock at the multiple of base salary established by the July 1, 2002 amendment, as shown above, must be achieved within four (4) years of the July 1, 2002 amendment date, or the date of hire or promotion into one of the defined executive positions, whichever is later.

[2]	Each executive participant’s ownership of Common Stock at the multiple of base salary established by the July 1, 2002 amendment, as shown above, must be achieved within six (6) years of the July 1, 2002 amendment date, or date of hire or promotion into one of the defined executive positions, whichever is later.

General Counsel	3 x	4 x
Business Group Manager of a $40M+ line-of-business; Executive Vice Presidents who report to the CEO, Subsidiary President, or Managing Director	2.5 x	3 x

The Company has also adopted stock-holding guidelines for non-employee Directors. The purpose of the stock-holding guidelines is to align the interests of Directors with those of shareholders, and thereby link business strategy with shareholder value. The CACI Board of Director Stock Ownership Guidelines Plan was adopted by the Compensation Committee of the Board of Directors of the Company (the “Committee”), and became effective on July 1, 2002. Under the CACI Board of Director Stock Ownership Guidelines Plan, stock ownership guidelines are based on a multiple of the Board member’s annual retainer (exclusive of Committee fees, expenses, and extra meeting fees) as follows:

	Multiple of	Multiple of	Multiple of
	Annual Retainer	Annual Retainer	Annual Retainer
	To Be Achieved	To Be Achieved	To Be Achieved
	By 12-1-2005	By 12-1-2007	By 12-1-2009

Board Member	3 x	5 x	6 x

The prescribed levels of ownership must be achieved as follows: (i) by December 1, 2005, or three years following election to the Board, fifty percent (50%) of a Board Participant’s stock holdings under these guidelines must be achieved through stock ownership (i.e., shares owned outright by the Board Participant, plus any shares acquired and owned by the Board Participant through any plan offered by the Company), with the balance achieved through vested (unexercised) “in the money” stock options; (ii) by December 1, 2007, or five years following election to the Board, seventy-five percent (75%) of the Board Participant’s stock holdings must be achieved through stock ownership as defined in this paragraph; and (iii) by December 1, 2009, or seven years following election to the Board, one hundred percent (100%) of the Board Participant’s stock holdings must be achieved through stock ownership as defined in this paragraph. If stock ownership is not achieved within the guidelines, the Board Participant is ineligible to receive stock option awards under the 1996 Stock Incentive Plan for a period of one year following the date that the criteria defined in this paragraph are met. Each Board Participant is required to provide the Committee with an annual report of his or her ownership of Common Stock.

RATIFICATION OF AUDITORS

The Board has selected Ernst & Young LLP, certified public accountants, as independent auditors to examine and report on the Company’s financial statements for the fiscal year ending June 30, 2003.

Over the past several months the Audit Committee of the Board has been closely following developments in the area of corporate governance of public companies. During this process, the Audit Committee became aware of the growing list of advocates of the practice of periodic rotation of audit firms, and noted with particular interest the comments of the Chairman of the New York Stock Exchange supporting such practice. In recognition of these developments, in an effort to keep the Company out in front of governance best practices, particularly in the “post-Enron” environment, and mindful of the fact that Deloitte & Touche LLP has served as the Company’s independent accountants for a substantial number of years consecutively, the Audit Committee decided to look into the possibility of rotating the Company’s independent accountants.

The Audit Committee conducted an assessment of the capabilities and proposed fees of a number of large certified public accounting firms that would be eligible to act as the Company’s independent accountants in fiscal year 2003. Deloitte & Touche LLP was one of the firms assessed. Based on its assessment process, the Audit Committee decided on August 28, 2002 to select Ernst & Young LLP to examine and report on the Company’s financial statements for the fiscal year ending June 30, 2003 and, accordingly, decided not to renew the engagement of Deloitte & Touche LLP, which engagement officially ended when Deloitte & Touche LLP completed its review of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

During the Company’s two most recent fiscal years ended June 30, 2002, and the subsequent interim period through the date this Proxy Statement was printed, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Deloitte & Touche’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended June 30, 2002, and the subsequent interim period through the date this Proxy Statement was printed.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended June 30, 2002 and June 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2002, and the subsequent interim period through August 28, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of both Ernst & Young LLP and Deloitte & Touche LLP are expected to attend the Annual Meeting, and will have the opportunity to make a statement if they so desire, and to respond to appropriate questions from stockholders.

At the Annual Meeting, stockholders will vote on whether to ratify the Board’s selection of Ernst & Young LLP. If a quorum is present, the vote of the holders of a majority of the shares of stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to ratify such selection.

The Board recommends that stockholders vote FOR ratification. If circumstances not presently contemplated so require, the Board may, at a later date, reconsider the appointment of Ernst & Young LLP, notwithstanding that a majority of shares may be voted to ratify their appointment.

Fees Paid to Deloitte & Touche LLP

The following table shows the fees paid or accrued by the Company for audit and other services provided by Deloitte & Touche LLP for fiscal year 2002.

Audit Fees[1]	$272,500
Financial Information Systems Design and Implementation Fees	0
All Other Fees[2]	254,545

Total	$527,045

____________________________

[1]	Audit services of Deloitte & Touche LLP for 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.
[2]	“All Other Fees” includes, among other items, tax services, accounting consulting fees, S-3 Registration Fees, Direct Billable German Tax Fees, and audit of the Company’s 401(k) plan.

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, TO ELIMINATE
REFERENCES TO CLASS B COMMON STOCK AND TO BRING THE CERTIFICATE INTO
COMPLIANCE WITH CURRENT DELAWARE LAW

It is necessary to amend the Certificate of Incorporation to add additional authorized stock in order to: (i) proceed with the amendment to the 1996 Stock Incentive Plan to add 1,850,000 shares for award under the Plan, as described in the section entitled “Approval of Amendment to the 1996 Stock Incentive Plan”; (ii) have additional shares available as possible consideration for future acquisitions; and (iii) have authorized shares available so that the Board can efficiently take advantage of opportunities to raise capital through additional public offerings in the future.

As approved by the stockholders in 1995, the Company’s Certificate of Incorporation authorized the issuance of up to 80,000,000 shares of common stock, 40,000,000 shares of Class A and 40,000,000 shares of Class B Common Stock. Following the death of the Company’s founder, Herb Karr, in 1990, by the terms of the Certificate all Class B Common Stock was converted to Class A Common Stock and all authority to issue additional shares of Class B Common Stock ended. The result was that the Certificate only authorized issuance of up to 40,000,000 shares of common stock (only the Class A Common Stock originally authorized by in the Certificate in 1985). Until the past year, this upper limit on authority to issue common stock presented no practical difficulty for the Company. That changed during the Company’s fiscal year 2002 with (i) the Company’s one hundred percent (100%) stock dividend which resulted in a doubling of the Company’s outstanding shares of Class A Common Stock on December 6, 2001, and (ii) the Company’s secondary offering of almost five (5) million shares of Class A Common Stock in March, 2002. As a result of the substantial increase in the number of shares of stock issued and outstanding caused by these events, the present Certificate of Incorporation authority for 40,000,000 shares of Class A Common Stock is no longer sufficient to accomplish the objectives described above in the first paragraph of this proposal.

The Board believes that it is in the Company’s best interest to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 40,000,000 to 80,000,000 for the following reasons. First, it will restore to the Board the same authority to issue 80,000,000 shares of Common Stock as was approved by the stockholders in 1985. Second, it will enable the Company to continue its program of grants under the 1996 Stock Incentive Plan, thereby enabling the Company and its stockholders to continue to benefit from realization of the incentive goals of the plan. Third, it will provide the Board with flexibility in responding to future acquisition or capital raising opportunities. Moreover, the Board believes that the performance of the Company and its Class A Common Stock over the past year confirm the judgment of the Board in declaring the one hundred percent (100%) stock dividend and completing the recent stock offering, and illustrate the potential value to the Company and its stockholders of providing the Board with similar flexibility in the future.

This proposal involves amending Article Fourth of the Certificate to increase the authorization for Class A Common Stock (which will be referred to simply as “Common Stock” in the amended Certificate) to 80,000,000 shares. This proposal does not involve increasing the 10,000,000 shares of Preferred Stock that the Company is authorized to issue under its original Certificate. If this proposal is approved, Section (1) of Article Fourth of the Certificate of Incorporation will read as follows:

FOURTH: (1) The total number of shares of all classes which the corporation shall have the authority to issue is Ninety Million (90,000,000), consisting of Eighty Million (80,000,000) shares of common stock of the par value of $0.10 per share (hereinafter called “Common Stock”), and Ten Million (10,000,000) shares of preferred stock (hereinafter called “Preferred Stock”) of the par value of $0.10 per share.

A copy of the “Amended and Restated Certificate of Incorporation” is attached to this Proxy Statement asAppendix A and is incorporated herein by reference.

If this proposal is approved, any or all of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder not receiving at least a pro-rata share of such issuance. Apart from reserving shares for options that may be granted under the 1996 Stock Incentive Plan, the Board has no current plan to issue any of the authorized shares.

This proposal also involves amending the Certificate of Incorporation to eliminate all references to Class B Common Stock. By operation of the provisions of the Certificate of Incorporation during the 1990s, the Class B Common Stock originally authorized was converted to shares of Class A Common Stock, and the authority to issue additional shares of Class B Common Stock ended. Despite this conversion, the Certificate of Incorporation currently continues to refer to Class B Common Stock. As a result, the Company continues to be charged franchise tax for the shares of Class B Common Stock, which have no value or potential use to the Company. This proposal includes, among other things, amending Article Fourth to eliminate all references to Class B Common Stock. If this proposal is approved, Section (1) of Article Fourth of the Certificate of Incorporation will be amended to read as follows:

(1) The total number of shares of all classes which the corporation shall have the authority to issue is Ninety Million (90,000,000), consisting of Eighty Million (80,000,000) shares of common stock of the par value of $0.10 per share (hereinafter called “Common Stock”), and Ten Million (10,000,000) shares of preferred stock (hereinafter called “Preferred Stock”) of the par value of $0.10 per share.

In addition, all references to Class B Common Stock will be deleted from Sections (3) and (4) of Article Fourth such that those Sections will be amended to read as follows:

(3) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote, in person or by proxy, on all matters, including the election of directors, for each share of Common Stock standing in his name on the stock transfer records of the corporation. Directors elected by the holders of Common Stock may be removed, with or without cause, only by a vote of the holders of a majority of the shares of Common Stock then outstanding. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by the holders of Common Stock shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies in the directors elected by the holders of Common Stock shall be filled by a majority vote of the remaining directors then in office, even if less than a quorum. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by vote of the holders of a majority of the shares of Common Stock then outstanding.

Every reference in this certificate of incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of Common Stock.

(4) Further Issue. Except as otherwise provided in this ARTICLE FOURTH, the directors may at any time and from time to time issue shares of authorized and unissued Common Stock upon such terms and for such lawful consideration as they may determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

This proposal also involves amending the Certificate of Incorporation to bring the Certificate into compliance with current Delaware law, eliminate typographical errors, correct formatting inconsistencies within the document, and simplify certain administrative processes. Such “housekeeping” changes are proposed to Article Fourth, Sections (2), (2)(d), and (5), and Articles Ninth and Eleventh. Article Eleventh, which listed the names and addresses of the incorporators, was eliminated in accordance with the requirement for an amended and restated certificate. The Board is of the opinion that such amendment and restatement of the Certificate will provide the benefits of simplifying the Certificate, bringing it into compliance with recent Delaware law, and eliminating the need of the Company to pay franchise tax on “useless” shares of Class B Common Stock.

If this proposal is approved, the amendment will become effective upon filing of an appropriate amended Certificate with the Secretary of State of the State of Delaware.

At the Annual Meeting, stockholders will vote on whether to approve the proposed amendment and restatement. If a quorum is present, the vote of the holders of a majority of the shares of stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the proposed amendment.

The Board recommends that stockholders vote FOR the amendment to, and restatement of, the Certificate of Incorporation.

APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve the CACI International Inc 2002 Employee Stock Purchase Plan (the “Employee Plan”). A copy of the Employee Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

The Company intends to file, as soon as practicable after stockholder approval of the Employee Plan, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock issuable under the Employee Plan.

The following description of the Employee Plan is qualified in its entirety by reference to the complete text of the Employee Plan. Terms not defined herein shall have the meanings set forth in the Employee Plan.

The purpose of the Employee Plan is to give approximately fifty-five hundred (5,500) employees of the Company and its eligible subsidiaries an opportunity to purchase Common Stock (the “Stock”). The Employee Plan is intended to provide additional incentives to employees to make a long-term investment in the Company by providing partial reimbursement for their purchase of Stock and by affording eligible employees the opportunity to purchase Stock with pre-tax dollars. The Employee Plan has been designed to permit eligible employees to purchase Stock, on a periodic basis, through accumulated payroll deductions not exceeding: (i) twenty percent (20%) of eligible cash compensation, and (ii) $25,000 of the fair market value of the Stock for each calendar year. Eligible cash compensation includes the employee’s base pay as of the Offering Commencement Date, as defined in the Employee Plan. The Employee Plan is intended to qualify under Section 423 of the Internal Revenue Code (the “Code”) with respect to employee stock purchase plans. The maximum number of shares available for issuance and purchase under the Employee Plan is an aggregate of 500,000 shares of Stock, which shares will be purchased by the Company off the open market on a periodic basis as required.

To be eligible to participate in the Employee Plan, an employee must, among other things, be employed by the Company or one of its subsidiaries for a minimum of two month’s continuous service, while customarily working twenty (20) or more hours each week. Excluded from participating are five percent (5%) or more owners of the Stock, and highly compensated employees, within the meaning of Section 414(q) of the Code.

At the commencement of each three-month offering period as defined in the Employee Plan, and subject to Employee Plan purchase limits, each participant will have the option to acquire a number of shares based on the amount of his or her payroll deductions at a share price equal to eighty-five percent (85%) of the fair market value of the Stock at the beginning or at the end of such offering period, whichever is less. The shares needed for the Employee Plan will be purchased by the Company off the open market.

The Employee Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), at the expense of the Company. The Committee consists of not less than three members of the Board of Directors who are not officers of the Company or in the employ of the Company. The Committee is also responsible for questions involving the administration and interpretation of the Employee Plan. The Employee Plan may be amended or terminated by the Board at any time, subject to certain restrictions. Upon stockholder approval, the Employee Plan will be put into effect as a replacement for the current employee stock purchase plan as soon as practicable, on a date expected to be no later than April 1, 2003.

The Board believes that the Employee Plan will provide the following benefits to the Company and its stockholders. By facilitating increases in employee stock ownership it will increase the stake that employees have in the Company and align the interests of a greater number of employees with the interests of the stockholders. Because the shares issued for the Employee Plan will be purchased off the open market, the Employee Plan will achieve these benefits without diluting the interests of the public stockholders and it will create another source of demand for the Company’s stock. In addition, the availability of the Employee Plan is likely to aid the Company in its efforts to recruit and retain employees.

Federal Income Tax Information With Respect To The Employee Plan

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to purchase of stock under the Employee Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

Purchase Options granted pursuant to the Employee Plan are intended to qualify as options issued under an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the Employee Plan or when they complete their purchase for cash and receive delivery of the Stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of Stock acquired through the Employee Plan is made within two years after the date of its grant or within one year after the date of its acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss. Notwithstanding the above, upon a sale of the Stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such Stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the Stock’s value over the original purchase price at the time of such disposition or death, as the case may be. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the Stock. The employer is not allowed a deduction for the compensation. However, if such Stock is disposed of within the above described two- or one-year periods, the difference between the market value of such Stock at the time of purchase and the purchase price to the participant will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction for compensation expense in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the Stock.

At the Annual Meeting, stockholders will vote in favor of, or opposition to, this proposal to approve the Employee Plan. If a quorum is present, the vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the Employee Plan.

The Board recommends that stockholders vote FOR this proposal to approve the Employee Plan.

APPROVAL OF THE 2002 DIRECTOR STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve the CACI International Inc 2002 Director Stock Purchase Plan (the “Director Plan”). A copy of the Director Plan is attached to this Proxy Statement as Appendix C and is incorporated herein by reference.

The Company intends to file, as soon as practicable after stockholder approval of the Director Plan, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock issuable under the Director Plan.

The following description of the Director Plan is qualified in its entirety by reference to the complete text of the Director Plan. Terms not defined herein shall have the meanings set forth in the Director Plan.

The purpose of the Director Plan is to give the Company’s non-employee Directors a mechanism to assist them in meeting the minimum stock holding requirements of the CACI Board of Director Stock Ownership Guidelines Plan described above. The purpose of the stock-holding guidelines is to align the interests of such Directors (ten in fiscal year 2003) with those of management and shareholders, and thereby link business strategy with shareholder value. The CACI Board of Director Stock Ownership Guidelines Plan was adopted by the Compensation Committee of the Board (the “Committee”) on July 1, 2002. The minimum stock holding requirements of the CACI Board of Director Stock Ownership Guidelines Plan are described above in this Proxy Statement.

The Director Plan has been designed to permit each eligible Director of the Company and its subsidiaries (“Participant”) to elect to receive restricted stock units (“RSUs”) in lieu of up to fifty percent (50%) of his/her annual retainer fees for each year (December 1 through November 30) of service on the Board. Each RSU represents the Participant’s right to receive one share of Common Stock (the “Stock”) upon the terms and conditions stated in the Director Plan. A Participant must make such election within thirty (30) days of his or her election or re-election to the Board for the up-coming year of service by completing an RSU Subscription Agreement (“Subscription Agreement”), which specifies a deferral period for the related RSUs as a number of whole months equal to thirty-six (36) or more. RSUs are awarded at a cost equal to the fair market value of the Company’s Common Stock (the “Stock”) on the date of grant. The “fair market value of the Stock” is the last reported price at which the Stock was traded on such date or, if no Stock was traded on such date, the most recent date on which Stock was traded, as reflected on the applicable registered national securities exchange. A Participant will be fully vested in each RSU thirty-six (36) months after the date such RSU was awarded, provided that the Participant has remained a Director of the Company for the entire thirty-six (36) month period.

With respect to each vested RSU, the Company shall issue to the Participant one share of Stock at the earlier of: (a) the end of the deferral period specified in the Participant’s Subscription Agreement pertaining to such RSU, (b) the date of the Participant’s termination from service as a Director, or (c) the date of the termination of the Director Plan. There will be reserved for issuance to Participants under the Director Plan an aggregate of 75,000 shares of Stock, which will be purchased by the Company off the open market on a periodic basis as required.

The Director Plan will be administered by the Committee, at the expense of the Company. Each member of the Committee shall be a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended. The Committee is also responsible for questions involving the administration and interpretation of the Director Plan. The Director Plan may be amended or terminated by the Board, at any time, subject to certain restrictions. Upon stockholder approval, the Director Plan will be put into effect as soon as practicable on a date expected to be no later than April 1, 2003.

The Board believes that the Director Plan will provide the following benefits to the Company and its stockholders. By facilitating increases in Director stock ownership, the Director Plan will increase the stake that the Directors have in the Company and align the interests of the Directors more closely with the interest of the stockholders. Because the shares owned for the Director Plan will be purchased off the open market and awarded to the Directors without any discount off the fair market value of the Stock, the Director Plan will achieve these benefits without diluting the interests of the public stockholders or additional compensation cost to the Company, and it will create another source of demand for the Company’ Stock. The availability of the Director Plan also is likely to aid the Company in its efforts to recruit and retain Directors of excellent character, commitment to their duties, unquestioned competence, and insight into the needs of the Company in achieving its strategic objectives.

Federal Income Tax Information With Respect To The Director Plan

The deferred retainer used to buy Stock is taxed on the full value of the underlying shares at the time such shares are distributed to a participant.

At the Annual Meeting, stockholders will vote in favor of, or opposition to, this proposal to approve the Director Plan. If a quorum is present, the vote of the holders of a majority of the shares of stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the Director Plan.

The Board recommends that stockholders vote FOR this proposal to approve the Director Plan.

APPROVAL OF THE 2002 MANAGEMENT STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve the CACI International Inc 2002 Management Stock Purchase Plan (the “Management Plan”). A copy of the Management Plan is attached to this Proxy Statement as Appendix D and is incorporated herein by reference.

The Company intends to file, as soon as practicable after stockholder approval of the Management Plan, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock issuable under the Management Plan.

The following description of the Management Plan is qualified in its entirety by reference to the complete text of the Management Plan. Terms not defined herein shall have the meanings set forth in the Management Plan.

The purpose of the Management Plan is to give certain senior executives a mechanism to assist them in meeting the minimum stockholding requirements of the CACI Executive Stock Ownership Guidelines Plan described above. The CACI Executive Stock Ownership Guidelines Plan applies to approximately thirteen (13) Company senior executives who are involved in corporate strategy formulation and are influential on overall corporate performance and value. The purpose of the stock-holding guidelines is to align the interests of such senior executives with those of shareholders, and thereby link business execution with shareholder value. The CACI Executive Stock Ownership Guidelines Plan was adopted by the Compensation Committee of the Board (the “Committee”) in the year 1999, and amended effective July 1, 2002. The Committee made the recent amendment, in part, to increase the number of shares to be held by such senior executives in succeeding years, to require more outright ownership of Common Stock (as opposed to vested options), and to expand the number of senior executives required to hold Common Stock. The minimum stock holding requirements of the CACI Executive Stock Ownership Guidelines Plan are described above in this Proxy Statement.

The Management Plan has been designed to permit each U.S.-based executive of the Company and its subsidiaries, who holds the position of Executive Vice President or above (“Participant”), to elect to receive restricted stock units (“RSUs”) in lieu of up to thirty percent (30%) of his/her pre-tax annual incentive bonus for a given fiscal year (July 1 through June 30). Each RSU represents the Participant’s right to receive one share of Common Stock (the “Stock”) upon the terms and conditions stated in the Management Plan. The Participants must make such elections prior to June 30 (the last day of the fiscal year to which the bonus amount will apply) by completing a Bonus Deferral and RSU Subscription Agreement (“Subscription Agreement”), which specifies a deferral period for the related RSUs as a number of whole years equal to three or more. RSUs are granted at a discounted cost equal to the fair market value of the Stock on the date of grant, less fifteen percent (15%). The “fair market value of the Stock” is the last reported price at which the Stock was traded on such date or, if no Stock was traded on such date, such price on the most recent date on which Stock was traded, as reflected on the applicable registered national securities exchange. A Participant will be fully vested in each RSU thirty-six (36) months after the date such RSU was awarded, provided that the Participant has remained employed by the Company for the entire thirty-six month period.

With respect to each vested RSU, the Company shall issue to the Participant one share of Stock at the earlier of: (a) the end of the deferral period specified in the Participant’s Subscription Agreement pertaining to such RSU, (b) the date of the Participant’s termination of employment, or (c) the date of the termination of the Management Plan. There will be reserved for issuance to Participants under the Management Plan an aggregate of 300,000 shares of Stock, which shares will be purchased by the Company off the open market on a periodic basis as required.

The Management Plan will be administered by the Committee, at the expense of the Company. Each member of the Committee shall be a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended. The Committee is also responsible for questions involving the administration and interpretation of the Management Plan. The Management Plan may be amended or terminated by the Board, at any time, subject to certain restrictions. Upon stockholder approval, the Management Plan will be put into effect as soon as practicable on a date expected to be no later than April 1, 2003.

The Board believes that the Management Plan will provide the following benefits to the Company and its stockholders. Facilitating increases in executive stock ownership the Management Plan will increase the stake that senior management has in the Company and align the interests of senior management more closely with the interests of the stockholders. The shares used for the Management Plan will be purchased off the open market and will not dilute the interests of the public stockholders. The availability of the Management Plan also is likely to aid the Company in its efforts to recruit and retain senior executives.

Federal Income Tax Information With Respect To The Management Stock Purchase Plan

The deferred bonus used to buy the Stock is taxed on the full value of the Stock upon distribution of the shares. The Company receives an income tax deduction when the executive incurs the tax obligation.

At the Annual Meeting, stockholders will vote in favor of, or opposition to, this proposal to approve the Management Plan. If a quorum is present, the vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the Management Plan.

The Board recommends that stockholders vote FOR this proposal to approve the Management Plan.

APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

As previously noted, on August 14, 1996, the Board adopted the 1996 Stock Incentive Plan (the “1996 Plan”). The 1996 Plan was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting. The 1996 Plan is more fully described in the section entitled “1996 Stock Incentive Plan.”

The Board believes that the addition of 1,850,000 shares to the 1996 Plan will benefit the Company and its stockholders by allowing the Company to continue to achieve the objectives of the 1996 Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the 1996 Plan more closely with the interests of the stockholders; and (iii) to aide the Company in its efforts to recruit and retain highly qualified individuals. The Board further believes that the Company’s financial performance and the resulting performance of the Common Stock even in a generally down market (see the Stock Performance Chart) indicate that those benefits of the 1996 Plan could more than offset any dilution of the interests of public stockholders resulting from additional awards under the 1996 Plan. Moreover, the Board believes that this proposed amendment to the 1996 Plan will not result in an unacceptable level of dilution to stockholders. According to a recent publication by Watson Wyatt Worldwide entitled Managing Stock Option Overhang in Today’s Economy: The 2002 Study, average stock option overhang1 for companies in the technology industry was twenty-four point one percent (24.1%). An overhang of sixteen percent (16%), which the Company would have upon approval of this amendment, falls well below the industry norm. In addition, the 1996 Plan provides that no more than an aggregate 300,000 shares may be granted as Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards; and the 1996 Plan does not allow the repricing of previously granted awards.

A copy of the “1996 Stock Incentive Plan (As Amended August 13, 2002)” is attached to this Proxy Statement as Appendix Eand is incorporated herein by reference.

Considering the Company’s need for continued availability of option-based incentives for award to achieve the intended benefits of the 1996 Plan, and considering the Company’s desire to continue to make awards under the 1996 Plan until 2006, the Board has adopted, and recommends that the stockholders approve, an amendment to the 1996 Plan to add 1,850,000 more shares (approximately ______% of shares of Common Stock outstanding as of September 24, 2002) that may be granted under the 1996 Plan. This amendment, subject to stockholder approval, will increase the total authorized shares under the 1996 Plan to 5,950,000 since plan inception. In order to proceed with this amendment, stockholder approval will also be needed to amend the Certificate of Incorporation to increase the number of shares of Common Stock, as described in the section of this Proxy Statement entitled “Approval of Amendment to the Certificate of Incorporation to Increase the Number of Shares of Common Stock, to Eliminate References to Class B Common Stock and to Bring the Certificate Into Compliance With Current Delaware Law.”

At the Annual Meeting, stockholders will vote on whether to approve the proposed amendment. If a quorum is present, the vote of the holders of a majority of the shares of stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the proposed amendment.

The Board recommends that stockholders vote FOR the amendment to the 1996 Plan.

COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 2002

The Company’s executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the “Committee”). In fiscal year 2002, the members of the Committee were Richard L.

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[1]	The term “overhang” means options already granted plus those remaining to be granted, divided by total shares outstanding.

Leatherwood, Charles P. Revoile, Vincent L. Salvatori, Richard P. Sullivan, and John M. Toups2. Each Committee member is a non-employee Director. Committee actions concerning Executive Officer compensation are subject to full Board review. Award decisions under the Company’s 1996 Employee Stock Incentive Plan, however, are delegated exclusively to the Committee.

Set forth below is the report of the Committee for fiscal year 2002 addressing the Company’s executive compensation policies for fiscal year 2002 as they affected (1) Dr. London and (2) Messrs. Bradford, Elefante, Johnson, and Waechter, who were the Company’s Executive Officers (“Executive Officers”).

Executive Compensation Policies

Executive Officers’ compensation levels are intended to be fair (but not excessive) and competitive with similar sized companies in the Company’s industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company’s after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer’s initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects. Incentive compensation programs typically include performance thresholds, below which either no bonus or a significantly reduced bonus is paid. It is the Committee’s intent by considering these criteria to tie a significant portion of the Executive Officers’ compensation to Company performance.

The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and (2) retaining key executives through the use of stock option awards with future exercise dates. The Executive Officers may participate in: (1) the Company’s 1996 Employee Stock Incentive Plan; (2) the Stock Option Restoration (Reload) Program; (3) the Executive Stock Bonus Plan; and (4) the Officer Stock Deposit Program (such Plans are described elsewhere in this Proxy Statement).

Executive Officers also are permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company makes matching and profit sharing contributions to the Company’s voluntary 401(k) $MART Plan on behalf of the Executive Officers based on the amount of each Executive Officer’s contributions to the Plan and on the Company’s profits for each fiscal year. Similarly, the Executive Officers may elect to contribute a percentage of their compensation to the CACI Non-Qualified Executive Retirement Plan.

Relationship of Executive Compensation to Company Performance

Compensation paid to the Executive Officers in fiscal year 2002 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option grants (as reflected in the Option Grants During Fiscal Year 2002 table included in this Proxy Statement).

Compensation plans for fiscal year 2002 were developed late in fiscal year 2001 following a review of compensation to ascertain the compensation levels that would be necessary or desirable to maintain the Company’s compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company performance. Specific performance targets were established and incorporated into fiscal year business plans that were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

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[2]	William B. Snyder served on the Compensation Committee until the Organization Meeting of the Board on November 29, 2001.

The approved fiscal year business plans were used as the basis for the Company’s performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole; and for those Executive Officers in charge of an operating unit, for the Executive Officer’s particular unit. These plans provided for (1) no bonus payment for performance below a pre-set minimum profit threshold; (2) payment of a base bonus for performance that exceeded the minimum profit threshold; and (3) payment of an enhanced bonus at increasing percentage levels as performance met or exceeded additional pre-set profit levels.

The Company’s incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer’s initiative and contributions to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were determined at or close to the end of fiscal year 2002 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London.

Chief Executive Officer Compensation

The Committee’s approach to setting the Chief Executive Officer’s compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance while seeking to be competitive with other similar sized companies in the Company’s industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately rewards the Chief Executive Officer for achievement of Company performance goals.

Dr. London’s salary and bonus compensation for fiscal year 2002 was One Million Six Hundred Fifty Two Thousand Two Hundred Forty Two Dollars ($1,652,242), an increase of Five Hundred Fifty Eight Thousand Seventeen Dollars ($558,017) from fiscal year 2001 as a result of the operation of Dr. London’s incentive compensation plan applied to the Company’s after-tax earnings in fiscal year 2002.

Dr. London’s fiscal year 2002 incentive compensation was based on the Company’s net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Dr. London was entitled to a bonus based on each quarter’s net after-tax profit so long as that profit was equal to or exceeded the net after-tax profit for the same quarter of fiscal year 2001, and a larger, variable bonus upon reaching or exceeding a predetermined threshold net after-tax profit level for the fiscal year. During fiscal year 2002, by operation of the applicable bonus formulae, Dr. London earned One Million Two Hundred Fifty Two Thousand Two Hundred Forty Two Dollars ($1,252,242) in aggregate incentive compensation for quarterly and annual net after-tax profit results for the fiscal year.

The Committee believes that in view of the Company’s performance for the year, Dr. London’s compensation for fiscal year 2002 was reasonable.

In June 2002, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal year 2003 which ties a significant portion of Dr. London’s compensation to the achievement by the Company of certain profit results during fiscal year 2003.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Richard L. Leatherwood	Charles P. Revoile	Vincent L. Salvatori

Richard P. Sullivan		John M. Toups

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2002

The members of the Company’s Audit Committee were Peter A. Derow, Richard L. Leatherwood, Warren R. Phillips, Glenn Ricart, and William B. Snyder.

The actions of the Committee are accomplished pursuant to the Audit Committee Charter that was first adopted in June, 1994 and has been reviewed and amended as necessary annually since that date. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix F and is incorporated herein by reference. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;
2.	It has discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement of Accounting Standards (“SAS”) 61 (Codification of Statements on Auditing Standards, AU380) as modified or supplemented through August 1, 2001;
3.	It has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented through August 1, 2001;
4.	It has discussed with Deloitte & Touche LLP its independence under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees); and
5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Peter A. Derow	Richard L. Leatherwood	Warren R. Phillips

Glenn Ricart		William B. Snyder

TRANSACTIONS WITH MANAGEMENT AND OTHERS;
OTHER INFORMATION

There exist no transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was a party in fiscal year 2002 in which the amount involved exceeded $60,000.

SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $8,000, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 2003 Annual Meeting, stockholder proposals must be received by the Secretary of the Company on or before July 1, 2003.

DOCUMENTS INCORPORATED BY REFERENCE

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the SEC on ______, 2002, is incorporated by reference.

OTHER MATTERS

As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Jeffrey P. Elefante (Secretary)

Arlington, Virginia
Dated: October 15, 2002

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED INCORPORATOR (S), in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is CACI International Inc.

SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover in the County of Kent, in the State of Delaware, 19901. The name of its registered agent at the address is the United States Corporation Company.

THIRD: The objects and purposes of the corporation are to engage in any lawful business and activity for which a corporation may be organized under the General Corporation Law of Delaware, including:

The corporation shall have the power to do any and all acts and things necessary or useful to its business and purposes, and shall have the general, specific and incidental powers and privileges granted to it by statute, including:

To enter into and perform contracts; to acquire and exploit patents, trademarks, rights of all kinds and related and other interests; to acquire, use, deal in and with, encumber and dispose of real and personal property without limitation including obligations and/or securities; to borrow and lend money for its corporate purposes; to invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds loaned or invested, or otherwise; to vary any investment or employment of capital of the corporation from time to time; to create and/or participate with other corporations and entities for the performance of all undertakings, as partner, joint venturer, or otherwise, and to share or delegate control therewith or thereto.

To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive or commission plans, trust and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of a stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

To invest in and merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other securities; and while owner of any such stock, bonds or other securities to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the indebtedness of others and the payment of dividends upon any stock, the principal or interest or both of any bonds or other securities, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, partnerships or individuals, and to do every other act and thing incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, to the extent permitted by the laws of Delaware under which this corporation is organized, and to do all such acts and things and conduct business and have one or more offices and exercise its corporate powers in any and all places, without limitation.

Appendix A	A-1

FOURTH:

(1)      The total number of shares of all classes which the corporation shall have the authority to issue is Ninety Million (90,000,000), consisting of Eighty Million (80,000,000) shares of common stock of the par value of $0.10 per share (hereinafter called “ Common Stock” and Ten Million (10,000,000) shares of preferred stock (hereinafter called “Preferred Stock”) of the par value of $0.10 per share.

(2)      The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

(3)      At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote, in person or by proxy, on all matters, including the election of directors, for each share of Common Stock standing in his name on the stock transfer records of the corporation. Directors elected by the holders of Common Stock may be removed, with or without cause, only by a vote of the holders of a majority of the shares of Common Stock then outstanding. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by the holders of Common Stock shall, by reason of

Appendix A	A-2

resignation, death or removal, be reduced, the vacancy or vacancies in the directors elected by the holders of Common Stock shall be filled by a majority vote of the remaining directors then in office, even if less than a quorum. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by vote of the holders of a majority of the shares of Common Stock then outstanding.

Every reference in this certificate of incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of Common Stock.

(4)      Further Issue. Except as otherwise provided in this ARTICLE FOURTH, the directors may at any time and from time to time issue shares of authorized and unissued Common Stock upon such terms and for such lawful consideration as they may determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

(5)      No Preemptive Rights. No stockholder of the corporation shall be entitled as of right to subscribe for, purchase, or take any part of any new or additional issue of stock of any class.

FIFTH: The corporation is to have perpetual existence.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and they shall not be personally liable for the payment of the corporation’s debts except as they may be liable by reason of their own conduct or acts.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders.

(1)      The number of directors comprising the Board of Directors of the corporation shall be such as from time to time shall be fixed by or in the manner provided in the by-laws, but shall not be less than five (5). Election of directors need not be by ballot unless the by-laws so provide.

(2)      The Board of Directors shall have the power, unless and to the extent that the Board may from time to time by Resolution relinquish or modify the power, without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to, or repeal the by-laws of the corporation, except any by-law which pursuant to law or the by-laws of the corporation is required to be adopted, amended or repealed by the stockholders; to fix and vary the amount of capital of the corporation to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payments of dividends, and

(b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders.

(3)      the Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or

Appendix A	A-3

by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) No contract or transaction between this corporation and one or more of its directors or officers, or between this corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereon which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if the contract or transaction is fair as to the corporation and/or if the material facts relating thereto are disclosed to and/or known by the directors and/or stockholders and/or approved thereby, pursuant to Section 144 of Title 8 of the Delaware Code.

(5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the Board which would have been valid if such by-law had not been made.

(6) No director of the Board of Directors of the corporation shall be held liable for the monetary damages for breach of fiduciary duty while acting as a director on behalf of the corporation, except for:

1. Breach of the director’s duty of loyalty to the corporation or its stockholders;

2. Acts or omissions not committed in good faith;

3. Acts or omissions which involve intentional misconduct or a knowing violation of law;

4. Acts taken in violation of Section 174 of Title 8, Delaware Code, as amended from time to time (dealing with the distribution of dividends and stock repurchases); or

5. Transactions from which the director derived an improper personal benefit.

EIGHTH: The corporation may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify or advance the expenses of all persons whom it may indemnify or for whom it may advance expenses.

NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 15th day of August, 2002.

/s/	(L.S.)
Jeffrey P. Elefante

Appendix A	A-4

APPENDIX B
2002 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

     The CACI International Inc 2002 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of CACI International Inc (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

(a)	“Compensation” means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than salary reduction contributions under a cash or deferred arrangement pursuant to Section 401(k) of the Code, salary reduction amounts under a cafeteria plan pursuant to Section 125 of the Code, and salary reduction amounts pursuant to a qualified transportation fringe benefit program pursuant to Section 132(f) of the Code.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Common Stock” means the common stock, $.10 par value per share, of the Company.

(e)	“Company” shall also include any Parent or Subsidiary of CACI International Inc designated by the Board, unless the context otherwise requires.

(f)	“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

(g)	“Parent” shall mean any present or future corporation which is or would constitute a “parent corporation” as that term is defined in Section 424 of the Code.

(h)	“Subsidiary” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424 of the Code.

3.  ELIGIBILITY.

(a)	Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b)	Each employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of two (2) full calendar months of continuous service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i)	if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

(ii)	if the grant permits the employee’s rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply; or

(iii)	if the employee is a “highly compensated employee” within the meaning of Section 414(q) of the Code who earns at least $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.

Appendix B	B-1

4.  OFFERING DATES.

     The right to purchase stock hereunder shall be made available by a series of three month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.  PARTICIPATION.

     Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Plan Administrator 20 days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4. A participant who obtains shares of Common Stock in one Offering will be deemed to have elected to participate in each subsequent Offering, provided such participant is eligible to participate during each such subsequent Offering and provided that such participant has not specifically elected not to participate in such subsequent Offering. Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each such subsequent Offering as in the immediately preceding Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change such participant’s payroll deductions by submitting a new payroll deduction authorization form.

6.  PAYROLL DEDUCTIONS.

(a)	At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of twenty percent.

(b)	Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and subject to the last sentence of Paragraph 5 shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c)	All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d)	A participant may withdraw from the Plan at any time during the applicable Offering period.

7.  GRANTING OF OPTION.

(a)	Except as provided in clause (ii) of Paragraph 3(b), on the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to two times an amount determined as follows: 85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the employee’s Compensation which he has elected to have withheld (but no more than 20%) multiplied by the employee’s Compensation over the Offering period. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

(b)	The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

Appendix B	B-2

(i)	85% of the closing price per share on the Offering Commencement Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System or, if the Common Stock is not listed on the NASDAQ National Market System but is otherwise publicly traded over-the-counter, 85% of the mean of the bid and asked prices per share on the Offering Commencement Date or, if the Common Stock is not traded over-the-counter, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

(ii)	85% of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the NASDAQ National Market System or, if the Common Stock is not listed on the NASDAQ National Market System but is otherwise publicly traded over-the-counter, 85% of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over-the-counter, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

8.  EXERCISE OF OPTION.

(a)	Unless a participant gives written notice to the Plan Administrator as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time, other than amounts representing fractional shares, will be returned to him.

(b)	Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Plan Administrator, to have the excess cash returned to him.

9.  PURCHASE AND DELIVERY OF SHARES.

     As promptly as possible after each Offering Termination Date the Company shall deliver to an established broker irrevocable instructions (i) to purchase on the open market, along with sufficient funds to do so, the appropriate number of shares of Common Stock exercised on said Offering Termination Date pursuant to Paragraph 8(a), and (ii) to deposit in an account established by the broker in each participant’s name the number of shares purchased by each participant on said Offering Termination Date.

10.  WITHDRAWAL AND TERMINATION.

(a)	Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Plan Administrator. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b)	A participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

Appendix B	B-3

(c)	Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d)	Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of a period of 90 days commencing with the date of the death of the participant, but not beyond the Offering Termination Date next following the date of death, either:

(i)	to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii)	to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.  INTEREST.

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.  STOCK.

(a)	The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 500,000 shares of Common Stock, par value $.10 per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and the balances of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant.

(b)	The participant will have no interest in stock covered by his option until such option has been exercised.

13.  ADMINISTRATION.

     The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.  DESIGNATION OF BENEFICIARY.

     A participant shall file with the Plan Administrator a written designation of a beneficiary who is to

Appendix B	B-4

receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.  TRANSFERABILITY.

     Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

16.  USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  EFFECT OF CHANGES OF COMMON STOCK.

     If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.  AMENDMENT OR TERMINATION.

     The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

19.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

20.  EFFECT OF CERTAIN TRANSACTIONS.

     If the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”), in any such event while an Offering is in progress under Section 4 hereof, then: (i) after the effective date of such Transaction options shall remain outstanding and shall be exercisable in shares of common Stock, or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) the Board may accelerate the Offering Termination Date to a date coincident with or prior to the effective date of such Transaction.

21.  APPROVAL OF STOCKHOLDERS.

     The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes shall be to act upon the Plan.

22.  GOVERNMENTAL AND OTHER REGULATIONS.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware. In the event of any inconsistency between such provisions of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

Appendix B	B-5

APPENDIX C
DIRECTOR STOCK PURCHASE PLAN

I.      INTRODUCTION

The purpose of the CACI International Inc Director Stock Purchase Plan (the “Plan”) is to provide an opportunity for Non-Employee Directors of CACI International Inc (the “Company”) to acquire an equity interest in the Company. Participants in the Plan may elect to receive restricted stock units (“RSUs”) in lieu of up to fifty percent (50%) of their annual retainer fees (the “Retainer”). Each RSU represents the right to receive one share of the Company’s Class A Common Stock (the “Stock”) upon the terms and conditions stated herein. RSUs are granted at the fair market value of the Stock on each date a Retainer is paid or would be payable (the “Award Date”). So long as the Participant remains a Director of the Company for at least three years after the Award Date, his or her RSUs will be settled in shares of Stock following a period of deferral selected by the Participant, or upon termination of service as a Director, if earlier.

II.      ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Each member of the Committee shall be a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determination by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.

III.      ELIGIBILITY

Non-Employee Directors of the Company shall be eligible to participate in the Plan.

IV.      PARTICIPATION

A.	Restricted Stock Units. Participation in the Plan shall be based on the award of RSUs. Each RSU awarded to a Participant shall be credited to a bookkeeping account established and maintained for that Participant.

B.	Valuation of RSUs; Fair Market Value of Stock. The value of each RSU, for purposes of the Plan, shall be determined as follows: The “Cost” of each RSU shall be equal to the fair market value of the Stock on the date the RSU is awarded. For all purposes of the Plan, the “fair market value of the Stock” on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the NYSE or other national exchange on which the Stock is traded.

C.	Election to Participate. Within thirty (30) days subsequent to his or her election to the Board of Directors (the “Board”) of each year, each Participant may voluntarily elect to receive an award of RSUs equal to a maximum of 50% of his or her Retainer for that year by completing a RSU Subscription Agreement (“Subscription Agreement”). Such election may be expressed as either (1) a specified percentage of the Participant’s Retainer; or (2) a specified dollar amount, up to 50% of the Participant’s Retainer. Any dollar amount specified must be at least $500; and any percentage specified must be at least 5% and not more than 50%. Where the Participant specifies a fixed dollar amount pursuant to method (2), however, the Subscription Agreement shall provide that, if the specified dollar amount exceeds 50% of the Participant’s Retainer for the year, the Company shall reduce the dollar amount to not more than 50% of said Retainer amount. Each Subscription Agreement, in addition, shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three, beginning on the award date. Subscription Agreements must be received by the Company (ATTN: Director of Business Operations) no later than thirty (30) days after the Non-Employee’s election to the Board for the applicable year.

Appendix C	C-1

D.	Award of RSUs. On each Award Date the Company shall grant RSUs to each Participant on the following basis: Each Participant’s account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited, and the amount equivalent in value to the fractional RSU will be paid out to the Participant currently in cash.

V.          VESTING AND SETTLEMENT OF RSUs

A.	Vesting. A Participant shall be fully vested in each RSU thirty six (36) months after the date such RSU was awarded provided that the Participant has remained a Director for that entire 36-month period. Notwithstanding the foregoing, in the event that a Participant dies or becomes permanently disabled before the end of the 36 month period after the Award Date of any RSU, but while still a Director of the Company, the Participant shall become fully vested in all his or her RSUs at that time. In addition, in the event that a Participant ceases to be a Director following a change in control (as defined in the Participant’s Subscription Agreement) before the end of the 36-month period after the Award Date of any RSU, the Participant shall become fully vested in all RSUs.

B.	Settlement After Vesting. With respect to each vested RSU, the Company shall issue to the Participant one share of Stock at the end of the deferral period specified in the Participant’s Subscription Agreement pertaining to such RSU, or upon the Participant’s termination of services as a Director or the termination of the Plan, if sooner.

C.	Settlement Prior to Vesting.

1.	Involuntary Termination. If a Participant’s membership on the Board terminates due to a failure to be nominated for election, or, if nominated, a failure to be elected to the Board, in either case other than following a change in control (“Involuntary Termination”), the Participant’s nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each Award Date shall be multiplied by a fraction, the numerator of which is the number of full months that the Participant was a Director after each such Award Date and the denominator of which is 36; the Participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the Participant’s remaining nonvested RSUs, the Participant shall receive cash in an amount equal to the Value of such RSUs.

2.	Voluntary Termination. If a Participant ceases to be a member of the Board for reasons other than death, permanent disability, Involuntary Termination or following a change in control, the Participant’s nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the Value of such RSUs.

3.	Committee’s Discretion. The Committee shall have complete discretion to determine the circumstances of a Participant’s termination of Board membership, including whether the same results from voluntary termination, permanent disability or Involuntary Termination, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any Participant or other person.

D.	Method of Settlement. Shares of stock to be issued by the Company upon settlement of vested RSUs shall be purchased by the Company on the open market and immediately thereafter issued for the benefit of the Participant.

Appendix C	C-2

VI.      DESIGNATION OF BENEFICIARY

A Participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death. A designation of beneficiary shall apply to a specified percentage of a Participant’s entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company (attn: Director of Business Operations). If there is no effective designation of beneficiary, or if no beneficiary survives the Participant, the Participant’s estate shall be deemed to be the beneficiary.

VII.      SHARES AVAILABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS

A.	Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 75,000. For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.

B.	Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number of and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each Participant’s account; and (iv) the method of determining the value of RSUs. In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares available for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide. In the case of the termination of any vested RSU, the Committee shall provide payment or other consideration that the Committee deems equitable in the circumstances.

VIII.      AMENDMENT OR TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided further, that Plan amendments shall be subject to approval by the Company’s shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the ACT.

IX.      MISCELLANEOUS PROVISIONS

A.	No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

B.	Notices; Delivery of Stock Certificates. Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

Appendix C	C-3

C.	Nontransferability of Rights. During a Participant’ lifetime, any payment or issuance of shares under the Plan shall be made only to him/her. No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

D.	Company’s Obligations To Be Unfunded and Unsecured. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder. No Participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

E.	Governing Law. The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the State of Delaware. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

F.	Effective Date of Plan. The Plan shall become effective as of the date of its approval by the holders of a majority of the shares of the Company’s Class A Common Stock, voting as a single class, present or represented and entitled to vote at a meeting of the shareholders.

Appendix C	C-4

APPENDIX D
MANAGEMENT STOCK PURCHASE PLAN

I.      INTRODUCTION

The purpose of the CACI International Inc Management Stock Purchase Plan (the “Plan”) is to provide an opportunity for selected management employees of CACI International Inc (the “Company”) and its subsidiaries to acquire an equity interest in the Company at a discount. Participants in the Plan may elect to receive restricted stock units (“RSUs”) in lieu of up to thirty percent (30%) of their annual incentive bonus. Each RSU represents the right to receive one share of the Company’s Class A Common Stock (the “Stock”) upon the terms and conditions stated herein. RSUs are granted at a discount of 15% from the fair market value of the Stock on the date of grant. So long as the Participant remains employed by the Company for at least three years after the Award Date (as hereinafter defined), his or her RSUs will be settled in shares of Stock following a period of deferral selected by the Participant, or upon termination of employment, if earlier.

II.      ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Each member of the Committee shall be a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determination by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.

III.      ELIGIBILITY

U.S.-based employees of the Company and its subsidiaries who hold the position of Executive Vice President and above shall be eligible to participate in the Plan.

IV.      PARTICIPATION

A.	Restricted Stock Units. Participation in the Plan shall be based on the award of RSUs. Each RSU awarded to a Participant shall be credited to a bookkeeping account established and maintained for that Participant.

B.	Valuation of RSUs; Fair Market Value of Stock. The value of each RSU, for purposes of the Plan, shall be determined as follows: The “Cost” of each RSU shall be equal to 85% of the fair market value of the Stock on the date the RSU is awarded. For all purposes of the Plan, the “fair market value of the Stock” on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the NYSE or other national exchange on which the Stock is traded.

C.	Election to Participate. Prior to June 30 of each year, each Participant may voluntarily elect to receive an award of RSUs equal to a maximum of 30% of his or her annual bonus for the fiscal year that ends on June 30 by completing a Bonus Deferral and RSU Subscription Agreement (“Subscription Agreement”). Such election may be expressed as either (1) a specified percentage of the Participant’s actual bonus amount; or (2) a specified dollar amount, up to 30% of the Participant’s targeted maximum bonus. Any dollar amount specified must be at least $500; and any percentage specified must be at least 3% and not more than 30%. The amount specified pursuant to methods (1) and (2) is entirely contingent on the amount of bonus actually awarded.

Appendix D	D-1

Where the Participant specifies a fixed dollar amount pursuant to method (2), however, the Subscription Agreement shall provide that, if the specified dollar amount exceeds 30% of the actual bonus amount awarded, the Company shall reduce the dollar amount to not more than 30% of the total annual bonus amount received. Each Subscription Agreement, in addition, shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three, beginning on the award date. Subscription Agreements must be received by the Company (ATTN: Director of Business Operations) no later than June 30 of the fiscal year for which such bonus amount will be determined.

D.	Award of RSUs. Once each year, on the date that annual incentive bonuses are paid or would otherwise be paid (the “Award Date”), the Company shall award RSUs to each Participant as follows: Each Participant’s account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited, and the amount equivalent in value to the fractional RSU will be paid out to the Participant currently in cash.

V.	VESTING AND SETTLEMENT OF RSUs

A.	Vesting. A Participant shall be fully vested in each RSU thirty six (36) months after the date such RSU was awarded provided that the Participant has remained employed by the Company for the entire 36-month period. Notwithstanding the foregoing, in the event that a Participant dies or becomes permanently disabled before the end of the 36 month period after the Award Date of any RSU, but while still employed by the Company, the Participant shall become fully vested in all his or her RSUs at that time. In addition, in the event that a Participant ceases to be employed following a change in control (as defined in the Participant’s Subscription Agreement) before the end of the 36-month period after the Award Date of any RSU, the Participant shall become fully vested in all RSUs.

B.	Settlement After Vesting. With respect to each vested RSU, the Company shall issue to the Participant one share of Stock at the end of the deferral period specified in the Participant’s Subscription Agreement pertaining to such RSU, or upon the Participant’s termination of employment or the termination of the Plan, if sooner.

C.	Settlement Prior to Vesting.

1.	Voluntary Termination. If a Participant voluntarily terminates his or her employment with the Company (for reasons other than death or permanent disability or following a change in control), the Participant’s nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the Value of such RSUs.

2.	Involuntary Termination. If a Participant’s employment is terminated by the Company (other than following a change in control), the Participant’s nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each Award Date shall be multiplied by a fraction, the numerator of which is the number of full months that the Participant was employed by the Company after each such Award Date and the denominator of which is 36; the Participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the Participant’s remaining nonvested RSUs, the Participant shall receive cash in an amount equal to the Value of such RSUs.

3.	Committee’s Discretion. The Committee shall have complete discretion to determine the circumstances of a Participant’s termination of employment, including whether the same results from voluntary termination, permanent disability or termination by the Company, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any Participant or other person.

Appendix D	D-2

D.	Method of Settlement. Shares of stock to be issued by the Company upon settlement of vested RSUs shall be purchased by the Company on the open market and, subject to the requirements of Section B of Article IX, immediately thereafter issued for the benefit of the Participant.

VI.	DESIGNATION OF BENEFICIARY

A Participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death. A designation of beneficiary shall apply to a specified percentage of a Participant’s entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company (attn: Director of Business Operations). If there is no effective designation of beneficiary, or if no beneficiary survives the Participant, the Participant’s estate shall be deemed to be the beneficiary.

VII.	SHARES AVAILABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS

A.	Shares Issuable. The aggregate maximum number of shares of Stock available for is issuance under the Plan shall be 300,000. For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.

B.	Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number of and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each Participant’s account; and (iv) the method of determining the value of RSUs. In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares available for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide. In the case of the termination of any vested RSU, the Committee shall provide payment or other consideration that the Committee deems equitable in the circumstances.

VIII.	AMENDMENT OR TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided further, that Plan amendments shall be subject to approval by the Company’s shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the ACT.

IX.	MISCELLANEOUS PROVISIONS

A.	No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock as it deems appropriate.

Appendix D	D-3

B.	Withholding. Participation in the Plan is subject to any required tax withholding on wages or other income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the Participant under the Plan or from any payment of any kind otherwise due to the Participant. Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

C.	Notices; Delivery of Stock Certificates. Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

D.	Nontransferability of Rights. During a Participant’ lifetime, any payment or issuance of shares under the Plan shall be made only to him/her. No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

E.	Company’s Obligations To Be Unfunded and Unsecured. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder. No Participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

F.	Governing Law. The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the State of Delaware. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

G.	Effective Date of Plan. The Plan shall become effective as of the date of its approval by the holders of a majority of the shares of the Company’s Class A Common Stock, voting as a single class, present or represented and entitled to vote at a meeting of the shareholders.

Appendix D	D-4

APPENDIX E

1996 STOCK INCENTIVE PLAN (AS AMENDED AUGUST 13, 2002)

SECTION 1. General Purpose of the Plan; Definitions

     The name of the plan is the CACI International Inc 1996 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and directors of CACI International Inc (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     “Act” means the Securities Exchange Act of 1934, as amended.

     “Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

     “Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     “Board” means the Board of Directors of the Company.

     “Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination for cause in accordance with the terms of Section 3027, Employee Terminations, of the Company’s then-current Policy and Guidelines.

     “Change of Control” shall have the meaning set forth in Section 14.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     “Conditioned Stock Award” means an Award granted pursuant to Section 6.

     “Committee” shall have the meaning set forth in Section 2.

     “Disability” means disability as set forth in Section 22(e)(3) of the Code.

     “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 16.

     “Eligible Person” shall have the meaning set forth in Section 4.

     “Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

Appendix E	E-1

     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     “Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

     “Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

     “Normal Retirement” means retirement from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

     “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

     “Performance Share Award” means an Award granted pursuant to Section 8.

     “SEC” means the Securities and Exchange Commission or any successor authority.

     “Stock” means the Common Stock, $.10 par value per share, of the Company, subject to adjustments pursuant to Section 3.

     “Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

     (a)      Committee. The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company, each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Sections 5(c) and 7(b)) or any other stock option plan of the Company within one year prior to service on the Committee. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b)      Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

Appendix E	E-2

(i) to select the officers and other employees of the Company and its Affiliates to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Conditioned Stock, Unrestricted Stock and Performance Shares or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent; nor shall any such action change the price at which any Award was made;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

     (a)      Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be five million seven hundred thousand (5,950,000), which number represents (i) the original 1,500,000 shares authorized in 1996, (ii) an additional 550,000 shares authorized in 2000, (iii) which total of 2,050,000 shares was doubled to 4,100,000 shares due to a 100% stock dividend announced in November, 2001, plus (iv) an additional 1,850,000 shares authorized on August 13, 2002. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b)      Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than three hundred thousand (300,000) shares of Stock in any calendar year. In no event shall the Committee grant more than three hundred thousand (300,000) aggregate shares in the form of Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards during the term of the Plan.

Appendix E	E-3

     (c)      Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.

     (d)      Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan.

SECTION 4.      Eligibility.

     Awards may be granted to officers or other key employees of the Company or its Affiliates, and to members of the Board (“Eligible Persons”).

SECTION 5.      Stock Options.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

     No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

     (a)      Grant of Stock Options. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 12 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant.

Appendix E	E-4

If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date. Subject to the provisions of Section 3(c), in no event may the Committee reduce the exercise price of a Stock Option after the original date of grant.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Other than as provided in Section 5(c), Stock Options shall become vested and exercisable over a period of at least three years at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) If permitted by the Committee, in its discretion, in the form of shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) If permitted by the Committee, in its direction, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(D) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

Appendix E	E-5

(v) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(vi) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(vii) Lockup Agreement. The Committee may in its discretion specify upon granting an Option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

     (b)      Reload Options. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c)      Stock Options Granted to Non-Employee Directors

(i) Grant of Options.

(A) Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company (and for Non-Employee Directors presently serving on the Board of Directors, upon his or her election to the Board at the time of stockholder approval of the Plan) shall automatically be granted a Non-Statutory Stock Option to purchase five thousand (5,000) shares of Stock;

(B) Upon subsequent election to the Board of Directors by the stockholders of the Company, each Non-Employee Director shall automatically be granted a Non-Statutory Stock Option to purchase three thousand (3,000) shares of Stock.

(ii) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(iii) Vesting. The Stock Options granted pursuant to this Section 5(c) shall become exercisable by the option holder in increments of twenty-five percent (25%) on each of the ninetieth (90th), one-hundred eightieth (180th), two-hundred seventieth (270th), and three-hundred sixtieth (360th) day following the date of the grant.

(iv) Lapsing. Any Stock Option granted pursuant to this Section 5(c) shall lapse and terminate if:

Appendix E	E-6

(A) not exercised before five (5) years from the date of the grant; or

(B) the Company is placed under the jurisdiction of a bankruptcy court or is liquidated.

(v) Acceleration. Every Stock Option granted pursuant to this Section 5(c) shall include a provision accelerating the vesting of such Stock Option in the event of a Change of Control of the Company;

(vi) Limited to Non-Employee Directors. The provisions of this Section 5(c) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors. The provisions of this Section 5(c) shall not be amended more than once in any six (6)-month period, other than to comport with changes in the Code or ERISA.

SECTION 6. Conditioned Stock Awards.

     (a)      Nature of Conditioned Stock Award. Subject to the limitations contained in Section 3(b), the Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Conditioned Stock”). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b)      Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

     (c)      Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d)      Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

Appendix E	E-7

     (e)      Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12, amend any conditions of the Award.

     (f)      Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Conditioned Stock.

SECTION 7. Unrestricted Stock Awards.

     (a)      Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 3(b), the Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b)      Election to Receive Unrestricted Stock in Lieu of Director’s Fees. Each Non-Employee Director may, pursuant to an irrevocable written election delivered to the Company no later than December 31 of any calendar year, receive all or a portion of the Directors’ fees otherwise due to him in the subsequent calendar year in unrestricted stock (valued at the average of the Fair Market Value for the ten (10) trading days before the date on which the Directors’ fees would otherwise be paid).

     (c)      Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards

     (a)      Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. Subject to the limitations contained in Section 3(b), the Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b)      Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c)      Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

Appendix E	E-8

     (d)      Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause).

     (e)      Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9. Termination of Stock Options

     (a)      Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 9(b) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than Death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

Appendix E	E-9

     (b)      Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10. Tax Withholding.

     (a)      Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b)      Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

     (c)      Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the code) of any Common Stock purchased upon exercise of an Incentive Stock Option.

SECTION 11. Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a)      a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

     (b)      an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12. Amendments and Termination.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

Appendix E	E-10

     This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13. Status of Plan.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 14. Change of Control Provisions.

     (a)      Upon the occurrence of a Change of Control as defined in this Section 14:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditioned Stock Award or Performance Share Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditioned Stock Award and Performance Share Award, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Conditioned Stock Award and Performance Share Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

Appendix E	E-11

(b)      “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) persons who, as of July 1, 2002, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2002 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 15. General Provisions.

     (a)      No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b)      Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

     (c)      Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 16. Effective Date of Plan.

     The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

SECTION 17. Governing Law.

     This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

Appendix E	E-12

APPENDIX F

AUDIT COMMITTEE CHARTER

The CACI Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The independent accountant is directly accountable to the Audit Committee.

In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

2.	Review and update the committee’s charter as needed.

3.	Approve in advance the appointment, compensation and, if necessary, discharge of the independent accountant(s) charged with providing audit services. Approve in advance the engagement of any independent accountant to perform any non-audit services. Provide oversight of the independent accountant(s) performing audit services for the Company. The Committee shall report all of such activities to the Board of Directors.

4.	Review the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

5.	Ensure submission of a formal written report from the independent accountant describing the relationship between the independent accountant and the Company and conduct discussions with the independent accountant sufficient to confirm and assure the independence of the independent accountant.

6.	Review with management and the independent accountant at the completion of the annual examination:

a.	The company’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of the financial statements and their report thereon.

c.	The adequacy of internal controls, including controls over computerized information systems, and any significant findings and recommendations, and management’s responses.

d.	Any significant changes required in the independent accountant’s audit plan.

e.	Any serious difficulties or disputes with management encountered during the course of the audit.

f.	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards, such as SAS #61.

7.	Consider and review with management and the Director of Internal Auditing:

a.	Significant findings during the year, recommendations and management’s responses thereto.

b.	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, or anything which might impair their independence.

c.	Any changes required in the planned scope of their audit plan.

d.	The annual Internal Audit Plan, department budget and staffing prior to finalization.

e.	Coordination of work with the independent accountant to ensure effective use of audit resources.

f.	The internal Auditing department charter.

g.	Internal Auditing’s compliance with IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

8.	Review prior to filing any SEC documents which require Board of Directors signature, including but not limited to the Annual Report on Form 10-K.

9.	Review with the Director of Internal Auditing the results of their review of the company’s monitoring compliance with the company’s code of conduct.

10.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

Appendix F	F-1

11.	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

12.	Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

13.	Prepare a report as required by the rules and regulations of the Securities Exchange Commission on the activities of the audit committee for inclusion in the annual proxy statement.

14.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or other advisors to assist it in fulfilling its responsibilities. The Committee shall report all such activities to the Board of Directors.

15.	The committee shall meet at least two times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

16.	The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

17.	Minutes of each meeting are to be prepared by the General Counsel or his designee and approved by the Committee.

18.	Conduct an annual evaluation of the Committee’s performance.

19.	The Committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the Board of Directors.

Appendix F	F-2